UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                    FORM 8-K
                                CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934
     Date of Report (Date of earliest event reported):  October 29, 1999
                            THE ZIEGLER COMPANIES, INC.
             (Exact name of registrant as specified in its charter)
         Wisconsin               1-10854                  39-1148883
 (State of incorporation)   (Commission File No.)   (I.R.S. Employer Id. No.)
                             215 North Main Street
                         West Bend, Wisconsin 53095-3317
                (Address of principal executive offices)(Zip Code)
                                 (262) 334-5521
               (Registrant's telephone number, including area code)
Item 2.  Acquisition or Disposition of assets.
     On October 29, 1999, Ziegler Thrift Trading, Inc. sold substantially all of its assets and liabilities to Strong Investments, Inc. (the "Buyer").
The Buyer is otherwise unaffiliated with Ziegler Thrift Trading, Inc. The total sale price was $7.4 million plus Ziegler Thrift Trading, Inc.'s 1999 income through closing. Prior to the sale, Ziegler Thrift Trading, Inc. declared and paid dividends in an amount equal to approximately $1.8 million to its sole shareholder, The Ziegler Companies, Inc. The sale price amounts are subject to certain adjustments as set forth in the Asset Purchase Agreement.
     A copy of the Asset Purchase Agreement was filed as Exhibit 99.2 to the Form 8-K dated August 12, 1999. The foregoing description is qualified in its entirety by reference to the Asset Purchase Agreement.
     Ziegler Thrift Trading, Inc.'s intention to sell the business was previously announced by The Ziegler Companies, Inc. (the "Company" or
"ZCO"). The terms of the transaction were determined by arms-length negotiations between Ziegler Thrift Trading, Inc. and the Buyer.
Item 7.  Pro Forma Financial Information.
     The following pro forma unaudited financial statements of the Company electing the foregoing transactions are included.
     Pro Forma Consolidated Balance Sheet
          at September 30, 1999 (Unaudited)                         F-1
     Pro Forma Consolidated Statements of Operations
          Year Ended December 31, 1998 (Unaudited)                  F-2
          Nine Months Ended September 30, 1999 (Unaudited)          F-3
     Notes to Pro Forma Consolidated Financial Statements           F-4
The exhibits to this Report are listed in the Exhibit Index set forth elsewhere herein.
     The following unaudited pro forma financial statements of the Company give effect to the sale of the business of Ziegler Thrift Trading, Inc. ("ZTT") and substantially all of the non-cash assets and liabilities of ZTT. The statements reflect the application of the net proceeds as described in The Notes to Pro Forma Consolidated Financial Statements. The amounts are estimated and subject to further closing adjustments which are expected to be insignificant. The pro forma consolidated balance sheet as of September 30, 1999, is based on the historical balance sheet of the Company and is presented as if the sale had occurred on that date. The pro forma consolidated statements of operations for the year ended December 31, 1998 and for the nine months ended September 30, 1999 assume that the sale occurred at the beginning of 1998.
     The condensed pro forma statement of consolidated operations is not necessarily indicative of the financial results that would have occurred had the sale of ZTT been consummated on the indicated date, nor is it necessarily indicative of future financial results. See the notes to pro forma consolidated financial statements for the assumptions used in the statements presented. The pro forma consolidated financial statements should be read in conjunction with the historical financial statements and related notes of the Company.
                                  THE ZIEGLER COMPANIES, INC.
                              PRO FORMA CONSOLIDATED BALANCE SHEET
                                     SEPTEMBER 30, 1999
                                         (Unaudited)

                                         Historical
                                           ZCO
                                       As Previously    Pro Forma          Pro Forma
                                         Reported      Adjustments         Statement
ASSETS
Cash                                    $  8,608,749   $          -       $  8,608,749
Short-term investments                     6,530,241      4,800,000  (1)    11,330,241
Total cash and cash equivalents           15,138,990      4,800,000         19,938,990
Securities inventory                      39,625,668              -         39,625,668
Securities purchased under agreements
 to resell                                 4,483,125              -          4,483,125
Accounts receivable                        7,073,304       (517,581) (2)     6,555,723
Accrued income taxes receivable            2,470,708                         2,470,708
Investment in and receivables from
 Affiliates                                1,678,651              -          1,678,651
Notes receivable                           4,654,390              -          4,654,390
Other investments                         27,055,377              -         27,055,377
Land, buildings and equipment, net        12,565,291       (192,255)  (2)   12,373,036
Deferred income tax benefit                2,783,390              -          2,783,390
Goodwill                                  12,641,421              -         12,641,421
Other assets                               5,480,045       (224,092)  (2)    5,255,953
TOTAL ASSETS                            $135,650,360   $  3,866,072       $139,516,432
LIABILITIES & STOCKHOLDERS' EQUITY
LIABILITIES:
Short-term notes payable                $  8,898,200   $         -       $  8,898,200
Securities sold under agreements to
 repurchase                               29,470,000             -         29,470,000
Payable to broker-dealers and clearing
 organizations                            24,736,257             -         24,736,257
Accounts payable                           1,820,537             -          1,820,537
Securities sold, not yet purchased         4,438,125             -          4,438,125
Notes payable to banks                       657,342             -            657,342
Bonds payable                              4,595,124             -          4,595,124
Other liabilities and deferred items      12,779,695        214,318  (2)   12,994,013
TOTAL LIABILITIES                         87,395,280        214,318        87,609,598
STOCKHOLDERS' EQUITY:
Common stock                               3,544,030              -         3,544,030
Additional paid-in capital                 6,220,888              -         6,220,888
Retained earnings                         55,799,750      3,651,754        59,451,504
Treasury stock, at cost                  (17,172,432)             -       (17,172,432)
Unearned compensation                       (137,156)             -          (137,156)
TOTAL STOCKHOLDERS' EQUITY                48,255,080      3,651,754        51,906,834
TOTAL LIABILITIES AND STOCKHOLDERS'
 EQUITY                                 $135,650,360   $  3,866,072      $139,516,432
(1) Represents an estimate of $7,235,000 of cash received net of applicable tax expense.  Estimated tax expense is assumed to be paid at the date of the transaction.
(2) Represents the estimated assets purchased and the liabilities assumed by Strong
Investments, Inc.
(3) Represents the estimated net gain to be recorded on the transaction.

                                  THE ZIEGLER COMPANIES, INC.
                       PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                       (Unaudited)

                                                For the year ended December 31, 1998
                                       Historical
                                          ZCO       Historical
                                     As Previously     1998       Transaction    Pro Forma
                                       Reported        ZTT        Adjustments    Statement
REVENUES
Investment banking income             $32,140,627   $         -   $         -   $32,140,627
Commission income                      21,696,458     4,679,475             -    17,016,983
Investment management and
 advisory fees                          6,841,618             -             -     6,841,618
Interest and dividends                  8,556,919       124,223       327,888     8,760,584
Gross profit on chemical products       3,410,869             -             -     3,410 869
Other                                   3,136,641       271,337        58,930     2,924,234
TOTAL REVENUES                         75,783,132     5,075,035       386,818    71,094,915
EXPENSES
Employee compensation and benefits     43,702,807     2,002,184             -    41,700,623
Commissions and clearing fees           6,757,124     1,039,296        11,323     5,729,151
Communications                          3,651,630       311,772             -     3,339,858
Occupancy and equipment                 6,735,450       571,753             -     6,163,697
Promotional                             4,672,791       200,761             -     4,472,030
Professional and regulatory             1,582,927        69,190             -     1,513,737
Interest                                6,577,250        41,831             -     6,535,419
Goodwill                                  136,740             -             -       136,740
Other operating expenses                6,532,101       284,704             -     6,247,397
TOTAL EXPENSES                         80,348,820     4,521,491        11,323    75,838,652
Income (loss) before income taxes      (4,565,688)      553,544       375,495    (4,743,737)
Provision for (benefit from
 income taxes                          (1,724,900)      208 000       146,400    (1,786,500)
NET INCOME (LOSS)                     $(2,840,788)  $   345,544   $   229,095   $(2,957,237)
Net loss per share of common stock:
   Basic and diluted loss per share         (1.20)                                    (1.25)
Average number of shares outstanding
   Basic                                2,368,560                                 2,368,560
   Diluted                              2,437,507                                 2,437,507

                                THE ZIEGLER COMPANIES, INC.
                       PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                       (Unaudited)

                                           For the nine months ended September 30, 1999
                                       Historical
                                          ZCO       Historical
                                     As Previously     1999      Transaction     Pro Forma
                                       Reported        ZTT        Adjustments    Statement
REVENUES
Investment banking income             $20,450,020   $ 4,129,717   $         -   $16,320,303
Commission income                      18,447,498             -             -    18,447,498
Investment management and
 advisory fees                         19,674,327             -             -    19,674,327
Interest and dividends                  4,831,800       111,380       253,000     4,973,420
Gross profit on chemical products       2,163,940             -             -     2,163,940
Other                                   2,831,868       156,743         7,785     2,682,910
TOTAL REVENUES                         68,399,453     4,397,840       260,785    64,262,398
EXPENSES
Employee compensation and benefits     33,138,153     1,652,073            -     31,486,080
Commissions and clearing fees          12,817,770     1,108,346            -     11,709,424
Communications                          2,753,315       180,228            -      2,573,087
Occupancy and equipment                 7,042,607       395,989            -      6,646,618
Promotional                             3,149,061       133,793            -      3,015,268
Professional and regulatory             1,654,886        65,004            -      1,589,882
Interest                                3,105,236             -            -      3,105,236
Goodwill                                  705,577             -            -        705,577
Other operating expenses                3,975,232       120,150            -      3,855,082
TOTAL EXPENSES                         68,341,837     3,655,583            -     64,686,254
Income (loss) before income taxes          57,616       742,257      260,785       (423,856)
Provision for (benefit from)
 income taxes                             172,582       235,000      101,700         39,282
NET INCOME (LOSS)                     $  (114,966)  $   507,257   $  159,085   $   (463,138)
Net loss per share of common stock:
   Basic and diluted loss per share         (0.05)                                    (0.19)
Average number of shares outstanding
   Basic                                2,427,415                                 2,427,415
   Diluted                              2,454,576                                 2,454,576

                         THE ZIEGLER COMPANIES, INC.
            NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(A) Except as otherwise described, the pro forma adjustments reflect the removal of ZTT balances from the historical, consolidated balances.
ZTT is a separate corporation whose balances can be directly identified. Intercompany transactions were infrequent and insignificant. In 1998 such transactions included occasional lending to ZTT, occasional brokerage transactions executed by ZTT on behalf of the Company, and a charge for management information systems services to ZTT. In 1999 such transactions included only those for management information systems services.

(B) Pro forma adjustments to the pro forma consolidated balance sheet as of September 30, 1999, reflect the investment of the proceeds in short-term investments. Also reflected is the sale of specified assets and the assumption of specified liabilities. The net assets retained approximated $925,000 which consisted primarily of cash and deposits offset by liabilities primarily related to compensation accruals. Additionally, a dividend of approximately $1,370,000 was received from ZTT by the Company after the date of the balance sheet and prior to the closing of the transaction. This was in addition to a dividend of $495,000 received prior to September 30, 1999.
(C) Pro forma adjustments to the pro forma consolidated statements of operations for the year ended December 31, 1998 and for the nine month period ended September 30, 1999 reflect adjustments primarily to interest income. The proceeds from the transaction were assumed to be invested in short-term investments whose yield is 6% in both 1998 and 1999. Adjustments for intercompany transactions as discussed in Note A are also included.

                                   SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
                                       THE ZIEGLER COMPANIES, INC.
Date:  November 15, 1999               By: /s/ Gary P. Engle
                                           Gary P. Engle
                                           Senior Vice President and
                                           Chief Financial Officer

                           THE ZIEGLER COMPANIES, INC.
                   Exhibit Index to Current Report on Form 8-K
                             Dated October 29, 1999
Exhibit Number      Exhibit
10.1 Asset Purchase Agreement dated August 12, 1999 (incorporated by reference from Exhibit 99.2 of The Ziegler Companies, Inc. Form 8-K, dated August 12, 1999)
99.1 Press release dated October 29, 1999 of The Ziegler
     Companies, Inc.

Exhibit 99.1
FOR RELEASE AFTER 3 P.M.CDT                    CONTACT:  Peter D. Ziegler
October 29, 1999                                         President and CEO
                                                         262-334-5521
                   The Ziegler Companies, Inc. Closes Sale of
                           Ziegler Thrift Trading, Inc.
     WEST BEND, WIS. - The Ziegler Companies, Inc. (AMEX: ZCO), a financial services holding company based in West Bend, Wis., announced today it has closed the sale of substantially all the assets and liabilities of its Ziegler Thrift Trading, Inc. discount trading subsidiary to Strong Investments, Inc., a wholly owned subsidiary of Strong Capital Management, Inc., Menomonee Falls, Wis.
     The announcement of Ziegler's intent to sell Ziegler Thrift Trading, Inc. was made on August 12, 1999. Ziegler Thrift Trading operated as a discount brokerage firm with corporate headquarters in Minneapolis and additional offices in St. Paul, Minn., Naperville, Ill. and Brookfield, Wis. Strong has indicated that it will continue to operate the discount brokerage business, through its Strong Investments, Inc. subsidiary. Substantially all of Ziegler Thrift Trading's employees were hired by Strong at closing, and investors will continue to be served by experienced staff through office locations, by telephone and over the internet.
     Strong's cash purchase price was $7.4 million plus 1999 earnings through closing. Ziegler will retain certain cash, assets and deposits, which will result in total cash proceeds of approximately $10 million.
     The Ziegler Companies, Inc. provides investment banking, asset management and retail brokerage services. The firm advises, holds or manages more than $10.5 billion in individual and institutional assets.